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                                ADVISOR AGREEMENT

            This Advisor Agreement is made as of August 17, 1999, between Vacation Emporium Corporation (the "Company"), a Nevada corporation having its principal place of business at 90 Madison Street, Denver, CO 80806, and ____________________ (the "Advisor") of _____________________.

            1.  Services as Advisor and Consultant.

            From the date of this Agreement until terminated by either party hereto as provided below, Advisor agrees to serve on the Advisory Board of the Company and, as requested by the Company, to consult with its officers, directors and employees, provided that Advisor shall not be required to devote more then twenty (20) hours per month to the Company. In consideration of such services, the Company hereby grants to the Advisor a non-qualified stock option to purchase an aggregate of 15,000 shares of the Company's common stock, par value $.001 per share, at an exercise price per share of the closing bid price of the stock on the first day it trades on the OTC. Such option shall be exercisable for a term of two (2) years and shall be issued under and be subject to the terms and conditions of the Company's 1996 Compensatory Stock Option Plan and the Stock Option Agreement to be entered into between the Company and the Advisor. In addition, the Company agrees to reimburse the Advisor, upon submission of supporting documentation, for all travel and living expenses incurred while consulting and such other out-of-pocket expenses as shall be agreed in writing between the Company and the Advisor.

            Advisor agrees that the Company may publicize in an appropriate manner his or her membership on the Company's Advisory Board and his or her availability as a consultant to the Company. During the term of this Agreement, Advisor agrees not to act as a consultant, employee, owner, partner, director or officer of any entity that engages in the same or substantially the same business as the Company without the written consent of the Chairman of the Company. It is understood that the Advisor is currently employed by a ________________ and such employment shall not be deemed to conflict with the foregoing.

            2.  Confidential Information.

            "Confidential Information", as used in this Agreement, means information of the Company which is proprietary or confidential to it and includes proprietary or confidential information as to any product, raw material, formula, apparatus, equipment, trade secrets, research, report or technical data.

            Advisor agrees that he or she will not (except as required in the course of consulting with the Company), both during the term of this Agreement and thereafter, communicate or divulge to, or use for his or her own benefit or the benefit of any other person, firm or organization, any Confidential Information.

            Records, files, memoranda, reports, customer lists, drawings, plans, sketches and documents and the like, relating to the business of the Company, which Advisor shall use or
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prepare or come into contact with in the course of consulting with the Company, shall remain the Company's sole and exclusive property and shall be subject to the obligations of this Section 2.

            3.  Miscellaneous.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

            This Agreement is terminable by either the Company or the Advisor upon thirty days' prior written notice to the other party.

            Advisor is an independent contractor under this Agreement. He or she is not an employee of the Company and will not be entitled to participate in, or receive any benefit or right as an employee under any employee benefit or welfare plan as a result of this entering into this Agreement.

            This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the Nevada without regard to its conflict of laws principles.

            Neither this Agreement nor any rights hereunder shall be assignable by either party hereto without the prior written consent of the other party.

            IN WITNESS WHEREOF, the Advisor and the Company have duly executed and delivered this Agreement as of the date first above written.

                                     VACATION EMPORIUM CORPORATION


                                     By:
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                                     -----------------------------------------
                                     Advisor


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